As filed with the Securities and Exchange Commission on February 23, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

LANCE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	56-0292920
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

14120 Ballantyne Corporate Place, Suite 350
Charlotte, North Carolina 28277
(704) 554-1421
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rick D. Puckett
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
14120 Ballantyne Corporate Place, Suite 350
Charlotte, North Carolina 28277
(704) 554-1421
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
A. Zachary Smith III, Esq.
Michael J. Denny, Esq.
K&L Gates LLP
Hearst Tower, 47th Floor
214 North Tryon Street
Charlotte, North Carolina 28202
(704) 331-7400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Proposed
	Amount	Proposed	maximum
Title of each class	to be	maximum	aggregate	Amount of
of securities to	registered	offering	offering price	registration
be registered	(1)(2)(3)	price per unit (1)	(1)(2)(3)	fee
Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units
Total	$250,000,000	100%	$250,000,000	$9,825(4)

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3.

(2)	The registrant is hereby registering an indeterminate amount of each identified class of securities up to a proposed maximum aggregate offering price of $250,000,000, which may be offered from time to time in unspecified amounts at unspecified prices. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The securities registered hereunder include securities that may be purchased by underwriters to cover over-allotments, if any.

(3)	The registrant is hereby registering such indeterminate amounts of debt securities, shares of preferred stock and common stock, $0.83-1/3 par value per share, and depositary shares as may be issued upon conversion of, or exchange for, any other debt securities, preferred stock or depositary shares that provide for conversion of, or exchange for, other securities, or upon exercise of warrants or rights under stock purchase contracts or stock purchase units, up to a proposed maximum aggregate offering price of $250,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of securities being registered hereunder.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 23, 2009
PROSPECTUS
$250,000,000
Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Stock Purchase Contracts
and
Stock Purchase Units

     We may use this prospectus to offer and sell, together or separately, one or more of the following types of securities:
•	debt securities, which may be senior debt securities or subordinated debt securities;

•	shares of our preferred stock;

•	shares of our common stock, $0.83-1/3 per value per share;

•	depositary shares representing an interest in our preferred stock;

•	warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

•	stock purchase contracts to purchase shares of our common stock; and

•	stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the stock purchase contracts.
     We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference carefully before you make your investment decision.
     We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus on page 17.
     These securities will have a total public offering price not to exceed $250,000,000, and will be offered and sold at prices and on terms to be determined at the time of sale. The specific terms of the securities for which this prospectus is being delivered will be set forth in an accompanying prospectus supplement. You should read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference carefully before you purchase any of the securities offered hereby.
     Our common stock is listed on the NASDAQ Global Select Market under the symbol “LNCE.” We will provide information in the applicable prospectus supplement regarding the listing of securities on any securities exchange.
     You should consider the risks that we have described in this prospectus and in the accompanying prospectus supplement before you invest. See “Risk Factors” on page 1.
     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     .

ii

iii

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000 or the equivalent denominated in foreign currencies or foreign currency units.
     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information.”
     This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
     You should not assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the dates printed on the front cover of each such document.
     When used in this prospectus, the terms “Company,” “we,” “our” and “us” refer to Lance, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
RISK FACTORS
     Investing in our securities involves risk. See the risk factors described in our Annual Report on Form 10-K (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC for our most recent fiscal year, which are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.
CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
     This prospectus, any prospectus supplement and documents incorporated by reference in this prospectus may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such “forward-looking statements” include information relating to, among other matters, our future prospects, developments and business strategies for our operations. These forward-looking statements are identified by the use of terms and phrases such as “expect,” “estimate,” “project,” “believe,” “intend,” “anticipate,” and similar terms and phrases. These statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances, and involve risks and uncertainties that may cause actual future activities and results of operations to be materially different from those suggested or described in this prospectus or in such other documents. These risks include, but are not limited to the risks described in the “Risk Factors” section above and other risks described from time to time in our filings with the SEC. Investors are cautioned that any such statements are not guarantees of future performance. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms located at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.
     The SEC allows us to “incorporate by reference” information into this prospectus and any prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we previously filed with the SEC. These documents contain important information about Lance, Inc. and its finances.
(1)	Our Annual Report on Form 10-K for the fiscal year ended December 27, 2008;

(2)	Our Current Reports on Form 8-K filed on February 11, 2009 and February 13, 2009; and

(3)	The description of our common stock contained in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.
     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering shall also be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not considered “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     You may request a copy of these filings, at no cost, excluding any exhibits to these filings unless the exhibit is specifically incorporated by reference into these filings, by writing or telephoning us at the following address:
Lance, Inc.
Post Office Box 32395
Charlotte, North Carolina 28232
Attention: Chief Financial Officer
(704) 554-1421

LANCE, INC.
     Lance, Inc. manufactures and markets snack foods throughout much of the United States and other parts of North America. Our products include sandwich crackers, sandwich cookies, potato chips, crackers, cookies, other snacks, sugar wafers, nuts, restaurant style crackers and candy. We were incorporated as a North Carolina corporation in 1926. Our principal executive office is located at 14120 Ballantyne Corporate Place, Suite 350, Charlotte, North Carolina 28211.
USE OF PROCEEDS
     Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds we receive from sales of securities offered by this prospectus for general corporate purposes, which may include the financing of our operations, repayment of short-term indebtedness, business acquisitions and capital expenditures. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.
     If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in the prospectus supplement relating to that offering.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Fiscal Year Ended December (a)
	2008	2007	2006	2005	2004
Ratio of Earnings to Fixed Charges	6.2x	8.3x	6.1x	7.3x	8.3x

(a)	The Company’s fiscal year ends on the last Saturday of the calendar year.

SUMMARY OF SECURITIES COVERED BY THIS PROSPECTUS
     This prospectus contains summary descriptions of the debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts and stock purchase units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The Terms of any security that we offer will be determined at the time of the offer or sale. When particular securities are offered, a supplement to this prospectus will be filed with the SEC that will describe the terms of the offering and sale of the offered securities.
DESCRIPTION OF DEBT SECURITIES
     As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a “Senior Indenture” and subordinated debt securities may be issued under a “Subordinated Indenture.” This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.” The Indentures are filed as exhibits to the registration statement.
     The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries of the material terms thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and the debt securities, including the definitions therein of certain terms.
     As used in this “Description of Debt Securities,” the terms “Company,” “we,” “our” and “us” refer to Lance, Inc., a North Carolina corporation, and do not, unless otherwise specified, include our subsidiaries.
General
     The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner set forth in the Subordinated Indenture.
     Since our operations are partially conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the debt securities, is partially dependent upon the earnings of our subsidiaries and the distribution of those earnings or upon the payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of our debt securities to participate in those assets) will be effectively subordinated to the claims of such subsidiary’s creditors, including trade creditors.
     The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt.
     Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities.
     Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
     Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.
Subordination
     The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payment by us of principal of, premium, if any, and interest on such subordinated debt securities.
     The Subordinated Indenture does not limit the issuance of additional senior indebtedness.
Certain Covenants
     Except as set forth below or in any indenture supplemental to the Indentures or in a board resolution of ours establishing a series of securities under the Indentures, the Indentures will not:
•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries; or

•	contain provisions which would give holders of the notes the right to require us to repurchase their notes in the event of a decline in the credit rating of our debt securities resulting from a change in control, recapitalization or similar restructuring or in the case of any other event.

Consolidation, Merger and Sale of Assets
     We may consolidate or merge with or into any other corporation or limited liability company, and we may sell or transfer all or substantially all of our assets to another corporation or limited liability company, provided, among other things, that (a) the corporation or limited liability company formed by or resulting from any such consolidation or merger or the transferee of such assets shall be a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture payment of the principal of and premium, if any, and interest, if any, on the debt securities issued under either the Senior Indenture or the Subordinated Indenture and the performance and observance of the indenture and (b) we or such successor corporation or limited liability company shall not immediately thereafter be in default under the indenture.
Events of Default
     The following events are defined in the Indentures as “Events of Default”:
•	default in the payment of any installment of interest on any debt securities in such series for 30 days after becoming due;

•	default in the payment of principal or premium, if any, of any debt securities in such series when due;

•	default in the performance of any other covenant for 90 days after notice;

•	involuntary acceleration of the maturity of our indebtedness in excess of $10 million for money borrowed which acceleration shall not be rescinded or annulled or otherwise cured, or which indebtedness shall not be discharged, within 10 days after notice;

•	entry of certain court orders which would require us make payments exceeding $25 million and where 60 days have passed since the entry of the order without it having been satisfied or stayed;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default that may be set forth in the supplemental indenture or board resolution with respect to particular series of debt securities.
     If an Event of Default shall occur and be continuing with respect to a series of debt securities, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities (or such lesser amount as may be provided for in the Securities of such series) of such series may declare the entire principal amount of all the debt securities of such series to be due and payable.
     The Indentures will provide that the trustee shall, within 90 days after the occurrence of default with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it (the term default to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal or premium, if any, or interest, if any, on any of the debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of the debt securities of such series.
     We are required to furnish the trustee annually a statement by certain of our officers to the effect that to the best of their knowledge we are not in default in the fulfillment of any of our obligations under the Indentures or, if there has been a default in the fulfillment of any such obligation, specifying each such default. No holder of any debt securities of any particular series shall have any right to institute any judicial or other proceeding with respect to the Indentures or for the appointment of a receiver or trustee, or for any other remedy unless:
•	an Event of Default shall have occurred and be continuing and such holder shall have given the trustee prior written notice of such continuing Event of Default;

•	the holders of not less than 25% of the outstanding principal amount of debt securities of a particular series shall have requested the trustee for such series institute proceedings in respect of such Event of Default;

•	the trustee shall have been offered reasonable indemnity against its costs, expenses and liabilities in complying with such request;

•	the trustee shall have failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

•	no direction inconsistent with such written request shall have been given for 60 days by the holders of a majority in principal amount of the outstanding debt securities of such series.
     The holders of a majority in principal amount of a particular series of debt securities outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to such series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The Indentures will provide that in case an Event of Default shall occur and be continuing, the trustee shall exercise such of its rights and powers under the Indentures, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of their own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any of the holders of debt securities of a particular series unless they shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.
Discharge, Defeasance and Covenant Defeasance
     If indicated in the applicable prospectus supplement, we may discharge or defease our obligations under each Indenture as set forth below.
     We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee funds in U.S. dollars or in the foreign currency in which debt securities of such series are payable in an amount sufficient to pay the entire indebtedness on debt securities of such series with respect to principal (and premium and additional amounts, if any) and interest to the date of such deposit (if debt securities of such series have become due and payable) or to the maturity thereof or the date of redemption of debt securities of such series, as the case may be.
     If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on debt securities of such series and other obligations to register the transfer or exchange of debt securities of such series, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series of debt securities and any omission to comply with such obligations shall not constitute an Event of Default with respect to such series of debt securities (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity.
     As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we must deliver to the trustee (i) an opinion of counsel stating that the money and government obligations or other property deposited with the trustee to be held in trust will not be subject to any case or proceeding under any Federal or State bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.
     We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.
Modification and Waiver
     Modification and amendments of the Indenture may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, debt securities of any series,

•	reduce the principal amount of, or the rate (or modify the calculation of such rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, debt securities of any series,

•	change our obligation to pay additional amounts with respect to debt securities of any series or reduce the amount of the principal of original issue discount debt securities that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy,

•	change the redemption provisions of debt securities of any series or adversely affect the right of repayment at the option of any holder of debt securities of any series,

•	change the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to debt securities of any series is payable,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of debt securities of any series,

•	reduce the percentage in principal amount of an outstanding series of debt securities, the consent of whose holders is required in order to take certain actions,

•	reduce the requirements for quorum or voting by holders of a particular series of debt securities,

•	modify any of the provisions in the Indentures regarding the waiver of past defaults and the waiver of certain covenants by the holders of a particular series of debt securities except to increase any percentage vote required or to provide that certain other provisions of the Indentures cannot be modified or waived without the consent of the holder of each debt security of such series affected thereby,

•	make any change that adversely affects the right to convert or exchange any series of debt security into or for our common stock or other securities in accordance with its terms, or

•	modify any of the provisions described above under “Modification and Waiver”.
     The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of such series, waive our compliance with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default and its consequences under the indenture with respect to the debt securities of such series, except a default:
•	in the payment of principal of (or premium, if any), any interest on or any additional amounts with respect to debt securities of such series; or

•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.
Payment and Paying Agents
     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.
     Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.
     A paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
     All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.
Denominations, Registrations and Transfer
     Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.
     A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:
•	DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

•	We determine, in our sole discretion, that the global security shall be exchangeable.
     If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.
Governing Law
     The Indentures are and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.
Regarding the Trustee
     The trustee under the Indentures will be named in the prospectus supplement. The trustee is permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default, or else resign.
Conversion or Exchange Rights
     The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.
DESCRIPTION OF CAPITAL STOCK
General
     The following summary description of our capital stock is based on the provisions of the North Carolina Business Corporation Act (“NCBCA”), our restated articles of incorporation, as amended, and our bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the NCBCA, and to the terms of the restated articles of incorporation and bylaws which are included as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this "Description of Capital Stock,” the terms “Company,” “we,” “our” and “us” refer to Lance, Inc., a North Carolina corporation, and do not, unless otherwise specified, include the subsidiaries of Lance, Inc.
     Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.83-1/3 per share, and 5,000,000 shares of preferred stock, par value $1 per share. As of February 17, 2009 we had issued and outstanding 31,540,104 shares of common stock. There are no outstanding shares of preferred stock.
Common Stock
     Each stockholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to such stockholders for a vote. Holders of our common stock do not have cumulative voting rights.
     Our board of directors may declare, and we may pay, dividends on the outstanding shares of common stock in the manner and upon the terms and conditions provided by law and the restated articles of incorporation. Dividends payable to the holders of our common stock may be subject to the satisfaction of dividend rights of holders of our preferred stock, if any.
     Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to any prior rights of outstanding preferred stock.

     Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock.
     The outstanding shares of our common stock are fully paid and nonassessable, and any shares of common stock issued in an offering pursuant to this prospectus and any shares of common stock issuable upon the exercise of common stock warrants or conversion or exchange of debt securities which are convertible into or exchangeable for our common stock, or in connection with the obligations of a holder of stock purchase contracts to purchase our common stock, when issued in accordance with their terms will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
     This section describes the general terms and provisions of preferred stock that we are authorized to issue. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the articles of amendment to our restated articles of incorporation designating the terms of each new series of preferred stock with the Secretary of the State of North Carolina and with the SEC each time we issue a new series of preferred stock. Each such amendment will establish the number of shares included in a designated series and fix the designation, preferences, limitations and relative rights of each series. You should refer to the applicable articles of amendment as well as our restated articles of incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.
     Our board of directors has been authorized to provide for the issuance of up to 5,000,000 shares of our preferred stock in multiple series without the approval of stockholders. With respect to each series of our preferred stock, our board of directors has the authority to fix all of the preferences, limitations and relative rights of such series.
     The rights with respect to shares of preferred stock will be subordinate to the rights of our general creditors. Shares of our preferred stock that we issue in accordance with their terms will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.
     Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority of, our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.
Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements
     The rights of our stockholders and related matters are governed by the NCBCA, the restated articles of incorporation and the bylaws. Provisions of the NCBCA, the restated articles of incorporation and the bylaws, which are summarized below, may discourage or make more difficult a takeover attempt that stockholders might consider in their best interest. These provisions may also adversely affect prevailing market prices for our common stock.

     Board of Directors
     The bylaws provide that the number of directors will not be less than 12 nor more than 16, with the exact number to be fixed by the board of directors from time to time. The directors elected by the holders of common stock are divided into three classes. Each class of directors is as nearly equal in number as possible. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. In addition, if the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. In the event of the death, resignation, retirement, removal or disqualification of a director during the director’s elected term, the successor will be elected to serve only until the next annual meeting of stockholders. The bylaws also provide that directors may be removed from office with or without cause only by a vote of at least seventy-five percent (75%) of the shares entitled to vote at an election of directors.
     The provisions of the bylaws described above with respect to the election and removal of the directors were adopted by our stockholders and may not be amended except by a vote of at least seventy-five percent (75%) of the shares entitled to vote.
     Stockholder Action by Written Consent; Special Meetings
     Under the NCBCA our stockholders may take action by written unanimous consent of holders of all of our shares in lieu of an annual or special meeting. Otherwise, stockholders will only be able to take action at an annual or special meeting called in accordance with the bylaws. The bylaws provide that special meetings of stockholders may only be called by the president or the board of directors.
     Advance Notice Requirements for Director Nominations and Other Proposals
     The bylaws contain advance notice procedures with regard to stockholder proposals related to the nomination of candidates for election as directors and other matters. These procedures provide that notice of stockholder proposals related to stockholder nominations for the election of directors or other matters must be delivered to our secretary at our principal executive offices at least 75 days, but no more than 105 days, before the first anniversary of the date of the preceding annual stockholders meeting; provided, however, that in the event the annual meeting is not held within 30 days before or after such anniversary date, such notice by the stockholder must be delivered at least 75 days, but no more than 105 days, before the date of such advanced or delayed annual stockholders meeting, provided that we have informed the stockholders of any such change in the date of the annual stockholders meeting in a Form 10-Q or Form 8-K filed with the SEC. A stockholder’s notice to our corporate secretary must be in proper written form and must set forth certain information required by our bylaws.
     Special Voting Requirements
     The restated articles of incorporation provide that the affirmative vote of at least seventy-five (75%) of the outstanding shares entitled to vote is required for the following corporate actions:
(i)	the merger or consolidation of Lance, Inc.;

(ii)	the sale, lease or exchange of all or substantially all of our property or assets; or

(iii)	our dissolution.
     This seventy-five percent voting requirement does not apply if the approval of the stockholders for any of the above corporate actions is not required under the NCBCA.

     Antitakeover Legislation
     As permitted under the NCBCA, the bylaws provide that Lance, Inc. is not subject to the provisions of Article 9 of Chapter 55 of the NCBCA, entitled “The North Carolina Shareholder Protection Act,” and Article 9A of Chapter 55 of the NCBCA, entitled “The North Carolina Control Share Acquisition Act.”
DESCRIPTION OF DEPOSITARY SHARES
     We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represents a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
     We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. If any particular terms of the depositary agreements and related depositary receipts describes in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.
Dividends and Other Distributions
     If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
     If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.
Voting the Preferred Stock
     Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement
     The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.
Charges of Bank Depositary
     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.
Withdrawal of Preferred Stock
     Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
     The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.
     Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Bank Depositary
     The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS
     This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of the warrant agreements and the warrants issued thereunder. As of February 23, 2009, we had no warrants outstanding. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the prospectus supplement.
     We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.
     The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
•	the offering price;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the number of warrants offered;

•	the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	U.S. federal income tax consequences;

•	the name of the warrant agent; and

•	any other material terms of the warrants.
     After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
     Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
     The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.
DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS
     We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.
     The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.
PLAN OF DISTRIBUTION
General
     We may sell the securities being offered hereby in one or more of the following ways from time to time:
•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.
     In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
     The prospectus supplement with respect to each offering of securities will include:
•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	the use of the net proceeds;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
     The offer and sale of the securities described in this prospectus by us, underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.
     Offerings of our equity securities pursuant to this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either
•	on or through the facilities of any national securities exchange or quotation service on which such securities may be listed or quoted at the time of sale; or

•	to or through a market maker otherwise than on such exchanges.

     Such at-the-market offerings will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.
     If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
     Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
     In addition, we may sell some or all of the securities covered by this prospectus through:
•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.
     We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.
     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for

us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
     We may have agreements with the agents, dealers, underwriters, remarketing firms and other third parties described above to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters, remarketing firms or such other third parties may be required to make. Agents, dealers, underwriters, remarketing firms and such other parties may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
EXPERTS
     The consolidated financial statements and schedule of Lance, Inc. as of December 27, 2008 and December 29, 2007, and for each of the years in the three-year period ended December 27, 2008, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 27, 2008 of Lance, Inc. appearing in Lance’s Annual Report on Form 10-K for the fiscal year ended December 27, 2008 have been incorporated by reference in this registration statement in reliance upon the reports of KPMG, LLP, independent registered public accounting firm, incorporated by reference and upon the authority of said firm as experts in accounting and auditing.
LEGAL MATTERS
     Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by K&L Gates LLP, Charlotte, North Carolina. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth those expenses to be incurred by the registrant in connection with the issuance and distribution of the securities registered, other than underwriting discounts and commissions. All the expenses, with the exception of the Securities and Exchange Commission Registration Fee, are estimates.

Securities and Exchange Commission Registration Fee	$9,825
Rating Agency Fees	*
Accounting Fees and Expenses	*
Legal Fees	*
Trustees’ Fees and Expenses	*
Miscellaneous	*

Total	*

*	These fees will be dependent on the types of securities offered and number of offerings and, therefore, cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
     The North Carolina Business Corporation Act contains provisions prescribing the extent to which directors and officers shall or may be indemnified against liabilities which they may incur in their capacities as such. Under those provisions, whether indemnification is permitted or mandated depends upon several factors, including whether the action is brought by the corporation or by outsiders and whether the potential indemnitee is successful in his or her defense.
     The indemnification provisions of the North Carolina Business Corporation Act are not exclusive of any other rights of indemnification under any bylaw, agreement, or vote of stockholders or disinterested directors or otherwise. The Restated Articles of Incorporation of the Company provide that, to the fullest extent permitted by applicable law, no director of the Company shall have any personal liability arising out of any action whether by or in the right of the Company or otherwise for monetary damages for breach of his or her duty as a director. The Company’s Bylaws require the Company to indemnify the Company’s directors to the fullest extent permitted by law.
     The North Carolina Business Corporation Act also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities which they may incur in such capacities. The Company has purchased insurance to provide for indemnification of directors and officers.
Item 16. List of Exhibits.
     The Exhibits to this registration statement are listed in the Index to Exhibits on page II-6, which is incorporated herein by reference.
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305 (b) (2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on February 23, 2009.

LANCE, INC.
By:	/s/ Rick D. Puckett
Rick D. Puckett
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

SIGNATURES AND POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David V. Singer, Rick D. Puckett and Margaret E. Wicklund severally, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as any of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David. V. Singer David V. Singer	President and Chief Executive Officer (Principal Executive Officer) and Director	February 23, 2009

/s/ Rick D. Puckett Rick D. Puckett	Executive Vice President, Chief Financial Officer (Principal Financial Officer), Treasurer and Secretary	February 23, 2009

/s/ Margaret E. Wicklund Margaret E. Wicklund	Vice President, Corporate Controller (Principal Accounting Officer) and Assistant Secretary	February 23, 2009

Signature	Title	Date

/s/ W. J. Prezzano W. J. Prezzano	Chairman of the Board of Directors	February 23, 2009

/s/ Jeffrey A. Atkins Jeffrey A. Atkins	Director	February 23, 2009

/s/ J.P. Bolduc J.P. Bolduc	Director	February 23, 2009

/s/ William R. Holland William R. Holland	Director	February 23, 2009

/s/ James W. Johnston James W. Johnston	Director	February 23, 2009

/s/ Dan C. Swander Dan C. Swander	Director	February 23, 2009

/s/ Isaiah Tidwell Isaiah Tidwell	Director	February 23, 2009

/s/ S. Lance Van Every S. Lance Van Every	Director	February 23, 2009

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

1.1*	Form of Underwriting Agreement.

2.1	Asset Purchase Agreement, dated November 13, 2008, as amended and approved December 3, 2008, by and among Archer Acquisitions, LLC and Archway Cookies, LLC and, for purpose of Section 6.4 of the Agreement, Lance, Inc., incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 9, 2008 (File No. 0-398).

4.1	Restated Articles of Incorporation of Lance, Inc., as amended through April 17, 1998, incorporated herein by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for twelve weeks ended June 13, 1998 (File No. 0-398).

4.2	Articles of Amendment of Lance, Inc. dated July 14, 1998 designating rights, preferences and privileges of the Registrant’s Series A Junior Participating Preferred Stock, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 26, 1998 (File No. 0-398).

4.3	Articles of Amendment of Lance, Inc., as filed on October 30, 2008, eliminating the Company’s Series A Junior Participating Preferred Stock (File No. 0-398), incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 31, 2008 (File No. 0-398).

4.4	Bylaws of Lance, Inc., as amended through November 1, 2007, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 7, 2007 (File No. 0-398).

4.5	Senior Indenture (filed herewith).

4.6	Subordinated Indenture (filed herewith).

4.7*	Form of Debt Securities.

4.8*	Form of Subordinated Debt Securities.

4.9*	Form of Preferred Stock Certificate.

4.10*	Specimen of Common Stock Certificate.

4.11*	Form of Depositary Agreement.

4.12*	Form of Depositary Receipt.

4.13*	Form of Warrant Agreement.

4.14*	Form of Warrant Certificate.

4.15*	Purchase Contract Agreement setting forth Stock Purchase Contracts and Stock Purchase Units.

5	Opinion of K&L Gates LLP as to legality (filed herewith).

12	Computation of Ratio of Earnings to Fixed Charges (filed herewith).

Exhibit
Number	Description of Exhibits

23.1	Consent of KPMG, LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of K&L Gates LLP (included in Exhibit 5).

24	Power of Attorney (included in signature page of this registration statement).

25.1**	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Senior Indenture.

25.2**	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Subordinated Indenture.

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	To be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.